Exhibit 99.1

Bicycle Therapeutics Announces Exclusive Strategic Collaboration with Genentech to Develop and Commercialize Bicycle®-based Immuno-oncology Therapies

Bicycle will receive a $30 million upfront payment; upfront payment and potential discovery, development, regulatory and commercial milestones could total up to $1.7 billion

CAMBRIDGE, England & BOSTON, February 25, 2020 –Bicycle Therapeutics plc (NASDAQ: BCYC), a biotechnology company pioneering a new and differentiated class of therapeutics based on its proprietary bicyclic peptide (Bicycle®) technology, today announced that it has entered into a strategic collaboration agreement with Genentech, a member of the Roche Group, to discover, develop and commercialize novel Bicycle®-based immuno-oncology therapies.

By entering into this early discovery collaboration with Genentech, Bicycle will be exploring its technology on a wider range of immuno-oncology targets, combining the expertise of both companies. Bicycle brings its proprietary discovery platform, which allows rapid screening of novel targets to identify Bicycles and the ability to readily conjugate these together to create novel molecules that may overcome the potential limitations of other modalities. Genentech brings to the collaboration its knowledge of immuno-oncology drug discovery and emerging target biology, as well as its development and commercialization expertise.

“Our collaboration with Genentech recognizes the potential of Bicycle’s differentiated technology, which allows us to specifically direct immune cell stimulators and other payloads to tumors in a highly targeted manner,” said Kevin Lee, Ph.D., Chief Executive Officer of Bicycle Therapeutics. “In addition, the flexibility of the Bicycle platform enables rapid exploration of structure-activity relationships to fully optimize candidate molecules. We look forward to working closely with Genentech to pioneer the discovery and development of potential new cutting-edge cancer treatments based on Bicycles.”

“Bicycles represent a novel therapeutic modality and have shown promise as modulators of several types of tumor-killing immune cells,” said James Sabry, M.D., Ph.D., global head of Pharma Partnering, Roche. “By leveraging Genentech’s deep understanding of cancer immunology and Bicycle’s technological expertise, we hope to create a new wave of immunotherapy options to expand the population of patients who could potentially benefit from this powerful treatment paradigm.”

Under the terms of the agreement, Genentech and Bicycle will collaborate on the discovery and pre-clinical development of novel Bicycle-based immunotherapies against multiple targets. Bicycle will be responsible for discovery research and early pre-clinical development up to candidate selection, and Genentech will be responsible for further development and commercialization upon the selection of candidates. None of Bicycle’s wholly owned oncology pipeline, including its immuno-oncology candidates, are included in the collaboration.

Bicycle will receive a $30 million upfront payment. The upfront payment and potential discovery, development, regulatory and commercial-based milestone payments could total up to $1.7 billion.

Bicycle will also be eligible to receive tiered royalties on Bicycle®-based medicines commercialized by Genentech.

About Bicycle Therapeutics

Bicycle Therapeutics (NASDAQ: BCYC) is a clinical-stage biopharmaceutical company developing a novel class of medicines, referred to as Bicycles®, for diseases that are underserved by existing therapeutics. Bicycles are fully synthetic short peptides constrained with small molecule scaffolds to form two loops that stabilize their structural geometry. This constraint facilitates target binding with high affinity and selectivity, making Bicycles attractive candidates for drug development. Bicycle’s lead product candidate, BT1718, a Bicycle Toxin Conjugate (BTC) that targets MT1-MMP, is being investigated in an ongoing Phase I/IIa clinical trial in collaboration with the Centre for Drug Development of Cancer Research UK. Bicycle is also evaluating BT5528, a second-generation BTC targeting EphA2, in a Company-sponsored Phase I/II study. Bicycle is headquartered in Cambridge, UK with many key functions and members of its leadership team located in Lexington, MA. For more information, visit bicycletherapeutics.com.

Forward-Looking Statements

This press release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts”, “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements regarding Bicycle’s collaboration with Genentech; the discovery, development and potential commercialization of potential product candidates using Bicycle’s technology and under the strategic collaboration agreement; the therapeutic potential for Bicycles in immuno-oncology applications; and the potential to receive milestone payments and royalties under the strategic collaboration agreement. Bicycle may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including: the risk that we may not realize the intended benefits of our technology or of the strategic collaboration agreement, including that we and Genentech may not identify, develop and commercialize additional product candidates; the risk that we may not be able to maintain our collaboration with Genentech and realize the benefits thereof; and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, are described in greater detail in the section entitled “Risk Factors” in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on November 7, 2019, as well as in other filings Bicycle may make with the SEC in the future. Any forward-looking statements contained in this press release speak only as of the date hereof, and Bicycle expressly disclaims any obligation to update any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

Investor and Media Contact:

Bicycle Therapeutics

Maren Killackey

maren.killackey@bicycletx.com

+1-617-203-8300